INVESTOR CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Reports First Quarter 2010 Financial Results;

Year-over-Year Revenue Increase of 56%

CUPERTINO, Calif., Feb. 23, 2010 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its first quarter, ended January 31, 2010. Revenue for the first quarter was $106 million, an increase of $9 million, or 9 percent, from the prior quarter, and an increase of $38 million, or 56 percent, from the prior year period.

Net loss for the first quarter was $6 million, or ($0.10) per share, compared to a net loss of $12 million, or ($0.20) per share, last quarter, and a net loss of $64 million, or ($1.09) per share, in the prior year period.

The results for the first quarter included approximately $5.0 million of charges related to the company’s restructuring and manufacturing transition actions as well as an investment gain of approximately $0.5 million. After excluding these items, Verigy reported a non-GAAP net loss of $2 million, or ($0.03) per share, for its first quarter of fiscal 2010.

A reconciliation between GAAP and non-GAAP operating results is provided following the financial statements that are part of this press release. Non-GAAP results include the impact of share-based compensation of $4.6 million, but exclude the items noted above.

“Over the past year, Verigy significantly expanded its product portfolio, and entered new markets,” said Keith Barnes, Verigy chairman, chief executive officer and president. “We are optimistic about the improving business environment and as the semiconductor industry emerges from the downturn, we believe that we are well-positioned to benefit. We expect our fiscal 2010 revenue to reflect more than 50 percent year-over-year growth.”

“First quarter results represented the fourth consecutive quarter of improvement in orders and revenue, and we achieved breakeven on a non-GAAP operating margin basis,” said Bob Nikl, Verigy chief financial officer. “Based on current revenue expectations, we believe that we will return to profitability in our third fiscal quarter.”

Outlook for Q2 2010

For the second quarter ending April 30, 2010, the company is providing the following outlook:

•	Revenue is expected to be in the range of $107 million to $117 million.

•	Loss per share on a GAAP basis is expected to be in the range of ($0.12) to ($0.03).

•	After excluding restructuring and manufacturing transition-related charges, earnings per share on a non-GAAP basis are expected to be in the range of ($0.08) to $0.01.

•	Share-based compensation expense is expected to be approximately $5.2 million to $5.4 million.

Conference Call and Webcast

Verigy’s management will present more details on its first quarter fiscal year 2010 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q1 FY’10 Verigy Earnings Conference Call” in the “Events & Webcast” section. The webcast will remain available on the company’s web site for fourteen days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through March 9, 2010. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter passcode 54399489.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements about the semiconductor and semiconductor test industries’ recovery, our estimated second quarter revenue and earnings (loss) per share, our expected share-based compensation expense, our expected fiscal 2010 revenue growth, and our return to profitability in the third quarter. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, uncertainty surrounding the timing and strength of the global economic recovery and the impact on the semiconductor and semiconductor test industries, the strength of our customers’ businesses and unforeseen changes in the demand for our current and new products. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our most recent SEC filings. In those filings you will find descriptions of risk factors that could affect our future results. These forward-looking statements are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Verigy is supplementing its financial results presented on a GAAP basis by providing non-GAAP measures to evaluate the operating performance of the company. Non-GAAP net loss for the quarter ended January 31, 2010 excludes the effects of charges for the company’s previously announced restructuring actions and manufacturing transition as well as an investment gain. Since management finds the non-GAAP information to be useful, the company believes that its investors may also benefit from seeing the company’s results “through the eyes” of management in addition to seeing its GAAP results. This information also facilitates management’s internal comparisons to historical operating results as well as to the operating results of its competitors. A reconciliation between the company’s GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures.

# # #

VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended January 31,
	2010	2009
Net revenue:
Products	$76	$33
Services	30	35

Total net revenue	106	68

Cost of sales:
Cost of products (*)	40	36
Cost of services (*)	19	23

Total cost of sales	59	59

Operating expenses:
Research and development (*)	22	25
Selling, general and administrative (*)	29	31
Restructuring Charges	1	4

Total operating expenses	52	60

Loss from operations	(5)	(51)
Other (expense) income, net	(1)	2
Impairment of investments	—	(14)

Loss before income taxes	(6)	(63)
Provision for income taxes	—	1

Net loss	$(6)	$(64)

Net loss per share-basic:	$(0.10)	$(1.09)

Net loss per share-diluted:	$(0.10)	$(1.09)

Weighted average shares (presented in thousands) used in computing net loss per share:
Basic	59,148	58,149
Diluted	59,148	58,149

* Share-based compensation expense by function:

Cost of products	$0.5	$0.5
Cost of services	$0.3	$0.3
Research and development	$0.4	$0.5
Selling, general and administrative	$3.4	$3.5

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	January 31, 2010	October 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$213	$197
Short-term marketable securities	147	167
Trade accounts receivable, net	70	54
Inventory	61	55
Other current assets	40	42

Total current assets	531	515

Property, plant and equipment, net	41	41
Long-term marketable securities	67	75
Goodwill and other intangibles, net	19	20
Other long-term assets	62	62

Total assets	$720	$713

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$51	$40
Employee compensation and benefits	27	32
Deferred revenue, current	32	26
Other current liabilities	21	27

Total current liabilities	131	125

Long-term liabilities:
Convertible senior notes	138	138
Income taxes payable	16	15
Other long-term liabilities	33	33

Total liabilities	318	311

Shareholders’ equity
Ordinary shares, no par value; 59,259,463 and 58,841,248 issued and outstanding at January 31, 2010 and October 31, 2009, respectively
Additional paid in capital	436	429
Accumulated deficit	(29)	(23)
Accumulated other comprehensive loss	(5)	(4)

Total shareholders’ equity	402	402

Total liabilities and shareholders’ equity	$720	$713

VERIGY LTD.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	January 31, 2010	EPS
GAAP net loss	$(6)	$(0.10)
Non-GAAP adjustments:
Restructuring charges in cost of sales	0.3	—
Restructuring charges in operating expenses	1.0	0.02
Gain on sale of investments	(0.5)	(0.01)
Acquisition related charges in cost of sales	0.1	—
Acquisition related charges in operating expenses	0.1	—
Transition related charges in cost of sales	3.4	0.06
Transition related charges in operating expenses	0.1	—

Non-GAAP net loss	$(2)	$(0.03)

	Three Months Ended
	January 31, 2009	EPS
GAAP net loss	$(64)	$(1.09)
Non-GAAP adjustments:
Restructuring charges in cost of sales	1.5	0.03
Restructuring charges in operating expenses	4.2	0.07
Impairment of auction rate securities	7.7	0.13
Impairment of cost method investment	6.2	0.11
Non-Recurring operating expenses	3.0	0.05
Acquisition related charges in cost of sales	0.2	—
Acquisition related charges in operating expenses	0.2	—

Non-GAAP net loss	$(41)	$(0.70)